                                                                     EXHIBIT 4.3

                              AMENDED AND RESTATED
                          SECURITIES PURCHASE AGREEMENT

         This Amended and Restated Securities Purchase Agreement (this "Agreement") is dated as of September 12, 2002, among Novatel Wireless, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers").

         WHEREAS, the Company and each Purchaser previously entered into that certain Securities Purchase Agreement dated as of September 4, 2002 (the "Old Agreement") and now desire that the Old Agreement be amended and restated in its entirety as of the date hereof; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, up to $5,000,000 of the Company's Common Stock (as defined below) and certain Warrants (as defined below), as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

                  "Action" shall have the meaning ascribed to such term in
         Section 3.1(j).

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

                  "Closing Date" means the date of the Closing which shall occur within ten (10) Trading Days of the date hereof.



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
                  "Closing Price" means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Principal Market (as reported by Bloomberg L.P. at 4:15 PM (New York time), or (b) if there is no such price on such date, then the closing bid price on the Principal Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time) for the closing bid price for regular session trading on such day), or (c) if the Common Stock is not then listed or quoted on the Principal Market and if prices for the Common Stock are then reported in the "pink sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Purchasers of a majority in interest of the Shares.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

                  "Company Counsel" means Latham & Watkins, counsel to the Company.

                  "Disclosure Schedules" means the Disclosure Schedules attached as Annex I hereto.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Escrow Agent" shall have the meaning set forth in the Escrow Agreement.

                  "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit A hereto executed and delivered contemporaneously with this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

                  "Liens" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

                  "Majority Purchasers" means the Purchaser or Purchasers, as the case may be, holding a majority of the Shares issued under this Agreement.



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                  "Material Adverse Effect" shall have the meaning ascribed to such term in Section 3.1(b).

                  "Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

                  "Per Share Purchase Price" equals $0.186 per share, subject to adjustment for reverse and forward stock splits and the like prior to Closing.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Preferred Stock Purchase Agreement" shall mean that certain Preferred Stock and Warrant Purchase Agreement dated December 21, 2001 among the Company and the purchasers named therein.

                  "Purchasers' Counsel" means Feldman & Weinstein LLP with offices located at 420 Lexington Avenue, New York, New York 10170-0002.

                  "Purchaser Representative" means that person designated by Majority Purchasers to serve in such capacity under this Agreement, which initially shall be Triton West Group, Inc.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B hereto.

                  "Rule 144," means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SEC Reports" shall have the meaning ascribed to such term in
         Section 3.1(h).

                  "Securities" means the Shares, the Warrants and the Warrant Shares.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the shares of Common Stock issued or issuable to the Purchasers pursuant to this Agreement.

                  "Subsidiary" shall have the meaning ascribed to such term in
         Section 3.1(a).



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

                  "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or
         (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrant and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                  "Warrants" means the Common Stock Purchase Warrants, in the form of Exhibit C, issuable to the Purchasers at Closing, which warrants shall have an exercise price equal to $0.24.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly with the other Purchasers, purchase from the Company, (a) a number of Shares equal to the subscription amount set forth below such Purchaser's address on the signature pages to this Agreement divided by the Per Share Purchase Price for such subscription amount, and (b) the Warrants as determined in accordance with Section 2.2(a). The Closing shall take place at the offices of the Escrow Agent on the date hereof or at such other location or time as the parties may agree.

         2.2 Closing Deliveries.

         (a) At the Closing the Company shall deliver or cause to be delivered to the Escrow Agent on behalf of each Purchaser the following:

                  (i) this Agreement duly executed by the Company;

                  (ii) a certificate evidencing a number of Shares equal to the subscription amount indicated below such Purchaser's name on the signature page of this Agreement divided by the Per Share Purchase Price, registered in the name of such Purchaser;



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

                  (iii) a legal opinion of Company Counsel, in the form of Exhibit D hereto, addressed to the Purchasers;

                  (iv) the Registration Rights Agreement duly executed by the Company;

                  (v) the Escrow Agreement, duly executed by the Company;

                  (vi) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 50.85% of the Shares to be issued to such Purchaser at the Closing; and

                  (vii) any consents.

         (b) At the Closing each Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

                  (i) this Agreement duly executed by such Purchaser;

                  (ii) the subscription amount indicated below such Purchaser's address for notice on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to the account of the Escrow Agent;

                  (iii) the Escrow Agreement, duly executed by such Purchaser;

                  (iv) the Registration Rights Agreement duly executed by such Purchaser;

                  (v) a duly completed and executed Stock Certificate Questionnaire in the form of Exhibit E hereto; and

                  (vi) a duly completed and executed Purchaser Questionnaire in the form of Exhibit F hereto.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules attached hereto, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

                  (a) Subsidiaries. The Company owns of record all of the issued and outstanding capital stock of Novatel Wireless Solutions, Inc., a Delaware corporation ("NWS"), and all of the issued and outstanding capital stock of Novatel Wireless Technologies, Ltd., an Alberta corporation ("NWT" and together with NWS, the "Subsidiaries"). Other than NWS and NWT, and as set forth in the SEC Reports, the Company has no other Subsidiaries nor does it currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

                  (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document,
         (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

                  (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not
         (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) except as set forth on
         Schedule 3.1(d) and subject to any approval of the Company's stockholders as may be required by The Nasdaq Stock Market, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental




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

         authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

                  (e) Filings, Consents and Approvals. Except as set forth on
         Schedule 3.1(d), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such as have already been requested under Section 7 of the Preferred Stock Purchase Agreement, (d) The Nasdaq Stock Market in connection with the Company's listing agreement and The Nasdaq Stock Market Marketplace Rules, and
         (e) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and the Delaware General Corporation Law.

                  (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

                  (g) Capitalization. The capitalization of the Company as of June 30, 2002 is as described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. The Company has not issued any capital stock since June 30, 2002 other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in
         Schedule 3.1(g) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.



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

                  (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                  (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and
         (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and pursuant to the Preferred Stock Purchase Agreement. The Company does not have pending before the Commission any request for confidential treatment of information.

                  (j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)



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

         (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

                  (l) Compliance. Except as disclosed in the SEC Reports and other than with respect to the Company's listing agreement with The Nasdaq Stock Market, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

                  (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) Title to Assets. Except as set forth in Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

                  (o) Patents and Trademarks. Subject to the claims described in
         Schedule 3.1(o), to the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Except as set forth in Schedule 3.1(o), neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports and in Schedule 3.1(o), to the knowledge of the Company, all such Intellectual Property Rights are enforceable.

                  (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

                  (r) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Certain Fees. Other than a fee payable to U.S. Bancorp Piper Jaffray Inc., in its capacity as Placement Agent for the Securities, in respect of the sale of the Securities to the Purchasers (the "Placement Agent"), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (t) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Subject to any approval of the Company's stockholders as may be required by The Nasdaq Stock Market, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of The Nasdaq Stock Market.

                  (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Registration Rights. Except as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

                  (w) Form S-3 Eligibility. Subject to the Company's continued listing on The Nasdaq Stock Market, the Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

                  (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of such Purchaser. Each Transaction Document to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under
         Section 15 of the Exchange Act. Such Purchaser has answered all questions in the Investor Questionnaire attached hereto as Exhibit E for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and such Purchaser will notify the Company immediately of any change in any of such information until such time as such Purchaser has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective. Such Purchaser understands that the issuance of the Securities to such Purchaser has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser's investment intent as expressed herein.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (g) International Actions. Such Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States. If such Purchaser is located outside the United States, it has or will take all actions necessary for the sale of the Securities to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

                  (h) Registration Required. Such Purchaser hereby covenants with the Company not to make any sale of the Shares and Warrant Shares without complying with the provisions hereof and of the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Shares or Warrant Shares in a transaction not subject to the prospectus delivery requirement), and such Purchaser acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

                  (i) No Tax or Legal Advice. Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

                  (a) The Purchasers agree that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement) covering the resale of such security, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), subject to the receipt by the Company of an opinion of counsel to such effect or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.

                  (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the Closing Price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) subject to
         Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after such fifth Trading Day until such certificate is delivered.

         4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.4 Participation in Future Financing. Subject to the terms and conditions specified in this Section 4.4, the Company hereby grants to each Purchaser who holds Shares of the Company's Common Stock a right of first offer with respect to future issuances by the Company of its Equity Securities (as hereinafter defined). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Equity Securities"), the Company shall first make an offering of such Equity Securities to the Purchasers and others with a right of participation in such financing (the "Stockholders") in accordance with the following provisions:

                  (a) The Company shall deliver a notice by certified mail (a "Notice") to each Stockholder stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of such Equity Securities to be offered, and
(iii) the price and terms, if any, upon which it proposes to offer such Equity Securities.

                  (b) Within 15 calendar days after delivery of the Notice, the Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Equity Securities which equals the proportion that the sum of the number of shares of Common Stock then held, by such Stockholder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                  (c) The Company may, during the 60-day period following the expiration of the period provided in subsection 4.4(b) hereof, offer the remaining unsubscribed portion of the Equity Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Stockholders in accordance herewith.

                  (d) The right of first offer in this Section 4.4 shall not be applicable (i) to the issuance or sale by the Company of any of its capital stock pursuant to any benefit, option, restricted stock, stock purchase or similar plans or arrangements, including pursuant to or upon the exercise of option rights, warrants or other securities or agreements, (ii) any underwritten public offering or any other public offering by the Company in which shares are offered at market price, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to any issuance in connection with a stock split, reverse stock split, reclassification, recapitalization, consolidation, merger or similar event and (vii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing stockholder of the Company.

         4.5 Securities Laws Disclosure; Publicity. The Company shall, following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to the Purchaser Representative disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company and the Purchaser Representative shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any

Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser and the Purchaser Representative, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.6 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         4.9 Reservation and Listing of Securities.

                  (a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

                  (b) The Company shall: (i) in the time and manner required by The Nasdaq Stock Market, prepare and file with The Nasdaq Stock Market an additional shares listing application covering a number of shares of Common Stock at least equal to the shares of Common Stock issuable under this Agreement and pursuant to the Warrants, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on The Nasdaq Stock Market as soon as possible thereafter, and
         (iii) provide to the Purchasers evidence of such listing.

                                   ARTICLE V.
                                CLOSING CONDITION

         5.1 Condition of the Company's Obligations. The obligations of the Company hereunder are subject to (i) the accuracy, when made and on the Closing Date, of the representations and warranties of the Purchasers contained herein and (ii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

         5.2 Condition of the Purchasers' Obligations. The respective obligations of the Purchasers hereunder are subject to (i) the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein and (ii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.1 Fees and Expenses. The Company agrees to pay up to $20,000 to Purchasers' Counsel as reimbursement for the Purchasers' Counsel's reasonable legal, escrow and other reasonable fees and expenses incurred in connection with the investigation and negotiation of the transaction and the preparation and negotiation of the Transaction Documents. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                  (a)      if to the Company, to:

                           Novatel Wireless, Inc.
                           9360 Towne Centre Drive, Suite 110
                           San Diego, CA  92121
                           Attn: John Major
                           Chief Executive Officer
                           Phone: (858) 320-8800
                           Telecopy: (858) 812-3414

                           with a copy mailed to:

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, CA 90071
                           Attn:  J. Scott Hodgkins, Esq.
                           Phone:  (213) 485-1234
                           Telecopy:  (213) 891-8763

                  (b) if to a Purchaser, at its address by such Purchaser's name on the signature page of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

         6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers".

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 6.6 and 6.7.

         6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Securities, as applicable.

         6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         6.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other

Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.



                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                       COMPANY:

                                       NOVATEL WIRELESS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


PURCHASERS:

TRITON WEST GROUP, INC.                Address for Notice:
                                       -------------------

                                       c/o Beacon Capital Management
By:                                    Harbour House, 2nd Floor
   -------------------------------     Waterfront Drive
   Name:                               Road Town, Tortola
   Title:                              British Virgin Islands
                                       Attn: Director
                                       Fax: (284) 494-4090


                                       cc: Triton West Group
                                       601 Montgomery Street, Suite 1060
                                       San Francisco, CA 94111

Subscription Amount:  $650,000
-------------------



PALISADES MASTER FUND L.P.             Address for Notice:
                                       -------------------

                                       c/o PEF Advisors, LLC
By:                                    1215 Hightower Trail
     -----------------------------     Suite B220
     Name:                             Atlanta, Georgia 30350
     Title:                            Attn: Paul T. Mannion


Subscription Amount:  $250,000
-------------------

STONESTREET L.P.                       Address for Notice:
                                       -------------------

                                       260 Town Centre Blvd.
By:                                    Suite 201
    ------------------------------     Markham, Ontario
    Name:                              L3R 8H8 Canada
    Title:                             Attn: Fund Manager


Subscription Amount:  $600,000
-------------------


SPINNER GLOBAL TECHNOLOGY FUND, LTD.   Address for Notice:
                                       ------------------

                                       Spinner Asset Management
By:                                    450 Park Ave., Suite 2102
    ------------------------------     New York, New York  10022
    Name:                              Attn: Joseph Spiegel
    Title:                             Fax: (212) 223-0305


Subscription Amount:  $250,000
-------------------

ALPHA CAPITAL AG                       Address for Notice:
                                       ------------------


By:
    ------------------------------
    Name:
    Title:


Subscription Amount:  $500,000
-------------------

OTATO LIMITED PARTNERSHIP              Address for Notice:
                                       ------------------

                                       c/o OTA LLC
By:                                    1 Manhattanville Rd.
     -----------------------------     Purdox, NY 1059__
     Name:                             Attn: Paul ______
     Title:                            Fax: (914) 694-6342


Subscription Amount:  $200,000
-------------------

BRISTOL INVESTMENT FUND, LTD.          Address for Notice:
                                       ------------------

                                       Bristol DLP, LLC
By:                                    6363 Sunset Blvd., 5th Floor
   -------------------------------     Hollywood, CA  90028
   Name:

   Title:                              Attn: Amy Wang, Esq.
                                       Fax: (323) 468-8307

Subscription Amount:  $300,000
--------------------

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                     FORM OF COMMON STOCK PURCHASE WARRANTS

                                    EXHIBIT D

                         FORM OF COMPANY COUNSEL OPINION

                                    EXHIBIT E

                             NOVATEL WIRELESS, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE


         Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:


1.       The exact name that your Shares are to be registered in
         (this is the name that will appear on your stock
         certificate(s)). You may use a nominee name if
         appropriate:                                              -------------

2.       The relationship between the Purchaser and the
         registered holder listed in response to item 1 above:     -------------

3.       The mailing address of the registered holder listed in
         response to item 1 above:                                 -------------

4.       The Social Security Number or Tax Identification Number
         of the registered holder listed in the response to item
         1 above:                                                  -------------

                                   EXHIBIT F

                             NOVATEL WIRELESS, INC.

                            PURCHASER QUESTIONNAIRE

                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:  Novatel Wireless, Inc.,

         This Purchaser Questionnaire ("Questionnaire") must be completed by each potential purchaser in connection with the offer and sale of the shares of the common stock, par value $.001 per share and warrants to purchase common stock, par value $.001 per share (collectively, the "Securities"), of Novatel Wireless, Inc. (the "Company"). The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential purchaser meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each purchaser will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

         This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential purchasers must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.       BACKGROUND INFORMATION

Name:
     ---------------------------------------------------------------------------

Business Address:
                 ---------------------------------------------------------------
                                     (Number and Street)


--------------------------------------------------------------------------------
(City)                          (State)                            (Zip Code)

Telephone Number:  (   )
                        --------------------------------------------------------
Residence Address:
                   -------------------------------------------------------------
                               (Number and Street)

--------------------------------------------------------------------------------
(City)                          (State)                            (Zip Code)

Telephone Number:  (   )
                        --------------------------------------------------------

If an individual:

Age:           Citizenship:                Where registered to vote:
    ------                 ----------                               ------------

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
               -----------------------------------------------------------------

State of formation:                            Date of formation:
                   --------------                                ---------------

Social Security or Taxpayer Identification No.
                                              ----------------------------------

Send all correspondence to (check one): __ Residence Address __ Business Address

B. STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Securities Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):(1)

_____(1) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;1

_____(2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

_____(3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;


--------
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_____(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

_____(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____(7) an entity in which all of the equity owners are accredited investors (as defined above).

C. REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

         1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

         2. The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

         3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

         4. The undersigned acknowledges that, subject to the terms of the Registration Rights Agreement entered into in connection with the Agreement to which this Questionnaire is attached, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Company has amended or supplemented such Prospectus. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Shares purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

         5. The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment. Among others, the undersigned has carefully considered each of the risks described under the heading "Business Risks and Uncertainties" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this __ day of August, 2002, and declares under oath that it is truthful and correct.



                                   Print Name

                                   By:
                                      ------------------------------------------
                                   Signature

                                   Title:
                                         ---------------------------------------
                                         (required for any purchaser that is a
                                         corporation, partnership, trust or
                                         other entity)

                                     ANNEX I

                              DISCLOSURE SCHEDULES

         These Disclosure Schedules (the "Disclosure Schedules") are furnished by Novatel Wireless, Inc., a Delaware corporation (the "Company"), pursuant to the Amended and Restated Securities Purchase Agreement dated as of September 12, 2002 (the "Agreement"), among the Company and the purchasers identified on the signature pages thereto.

         Nothing in the Disclosure Schedules constitutes an admission of any liability or obligation of the Company to any third party, nor an admission to any third party against the Company's interests. Unless otherwise stated, all statements made herein are made as of the date of execution of the Agreement. The Disclosure Schedules are qualified in their entirety by reference to specific provisions of the Agreement.

         The representations and warranties made by the Company in the Agreement are qualified by, and subject to the exceptions noted in, the information set forth in these Disclosure Schedules. The disclosure of any item or information in the Disclosure Schedules shall not be construed as an admission that such item or information is material to the Company, and any inclusion in the Disclosure Schedules shall expressly not be deemed to constitute an admission, or otherwise imply, that any such item or information is material or creates measures for materiality for the purposes of the Agreement.

         The items and information reflected in the Disclosure Schedules are not necessarily limited to matters required by the Agreement to be reflected. Such additional items and information are set forth for information purposes only and the Disclosure Schedules do not necessarily include other matters of a similar nature. Any matter described in any provision, subprovision, section or subsection of any Disclosure Schedule shall be deemed set forth for all purposes in any other Disclosure Schedule to the extent such matter is reasonably related to the Disclosure Schedule in question.

         Headings have been inserted on the sections of the Disclosure Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

                                 SCHEDULE 3.1(d)

                                  NO CONFLICTS


         The Company's consummation of the Registration Rights Agreement conflicts with, and may constitute a breach under, the Amended and Restated Investors' Rights Agreement, dated June 30, 2002, between the Company and the persons identified on Exhibit A attached thereto, including without limitation
Section 1.15(c) thereunder.

         Pursuant to Section 3.2 of the Warrant to Purchase Stock, dated November 29, 2001, by the Company in favor of Silicon Valley Bank, the Company must give Silicon Valley bank 10 days prior written notice if the Company proposes to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series. In connection with the Company's obligations under the Preferred Stock Purchase Agreement, the Company offered the holders of the Company's Series A Preferred Stock the opportunity to participate in the transactions contemplated by the Agreement. Although not 10 days prior written notice, the Company notified Silicon Valley Bank of this offer to participate on September 9, 2002.



                                Schedule 3.1(d)

                                 SCHEDULE 3.1(g)

                                 CAPITALIZATION


         Following is a list of the currently outstanding warrants to purchase shares of the Company's Common Stock.

         Warrants to purchase 10,586,484 shares of Common Stock issued in connection with the Company's December 2001 private placement currently exercisable at $1.20 per share. The issuance and sale of the Securities at the Per Share Purchase Price will not result in a right of any holder thereof to adjust the exercise price thereof.

         Warrants to purchase 560,810 shares of Common Stock issued in connection with the Company entering into a credit facility in November 2001 currently exercisable for $0.74 per share. The issuance and sale of the Securities at the Per Share Purchase Price will result in the adjustment of the exercise price to $0.67 per share and the number of shares of common stock issuable upon exercise of the warrant will be increased to 618,615 shares.

         Warrants to Purchase 1,178,400 shares of Common Stock issued in connection with the Company's June and July 2000 private placement currently exercisable at $3.79 per share. The issuance and sale of the Securities at the Per Share Purchase Price will result in the adjustment of the exercise price to $3.37 per share.

         Warrants to Purchase 2,148,639 shares of Common Stock issued in connection with the Company's December 1999 private placement currently exercisable at $1.29 per share. The issuance and sale of the Securities at the Per Share Purchase Price will result in the adjustment of the exercise price to $1.16 per share.

         Warrants to Purchase 4,680,006 shares of Common Stock issued in connection with the Company's July 1999 private placement currently exercisable at $0.77 per share. The issuance and sale of the Securities at the Per Share Purchase Price will result in the adjustment of the exercise price to $0.186 per share.

         Warrants to Purchase 2,585,130 shares of Common Stock issued in connection with the Company's December September 1998, April 1998 and December 1997 Private Placements currently exercisable at $0.77 per share. The issuance and sale of the Securities at the Per Share Purchase Price will result in the adjustment of the exercise price to $0.186 per share.

         Options to purchase an aggregate of 9,136,874 shares of common stock.



                                 Schedule 3.1(g)

                                 SCHEDULE 3.1(o)

                          INTELLECTUAL PROPERTY RIGHTS


         The Company markets certain of its products under the Merlin brand name. In July 2000, and July 2001, Avaya Communications ("Avaya") indicated to the Company that it believed the Company's use of such name infringed on Avaya's proprietary right to such name. The Company believes that the Company's commercial use of such name does not present any likelihood of confusion with Avaya's products and Avaya has not communicated further with the Company on this issue, or otherwise asserted any right against the Company.

         The Company has received letters from each of Siemens AG ("Siemens"), and LM Ericsson ("Ericsson"), dated March 8, 2002 and May 8, 2002, respectively, that offer to license certain intellectual property rights to the Company in connection with the Company's use of the GSM standard of wireless technology in certain of the Company's products, which offer is made on the basis that wireless modems that use GSM may be infringing on Siemens' and Ericsson's respective intellectual property rights. The Company is currently in discussions with each of Siemens and Ericcson.

         The Company received a letter from a representative of Digcom, Inc. ("Digcom") offering to license certain intellectual property rights to the Company in connection with the Company's use of the GSM standard of wireless technology in certain of the Company's products, which offer is on the basis that wireless modems that use GSM may be infringing on Digcom's intellectual property rights. The Company believes that it is validly and lawfully using the intellectual property for which Digcom is offering the Company a license since the Company purchases the allegedly infringing component products from a current licensee of Digcom.



                                 Schedule 3.1(o)